Skadden, Arps, Slate, Meagher & Flom
333 West Wacker Drive
Chicago, IL 60606-1285
(312) 407-0700


                            February 28, 1996



Van Kampen American Capital
    Tax Free Trust
One Parkview Plaza
Oakbrook Terrace, IL  60181

                 Re:      Filing of Form 24f-2

Ladies and Gentlemen:

            We have acted as special counsel to Van Kampen American Capital Tax Free Trust (the "Trust"), a Delaware business trust, which was formerly known as Van Kampen Merritt Tax Free Fund (the "Former Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts commonly known as a Massachusetts business trust, in connection with the filing of its Form 24f-2 (the "Form 24f-2") with the Securities and Exchange Commission (the "Commission"). As of July 31, 1995, the Former Trust was reorganized from a Massachusetts business trust into the Trust as a Delaware business trust, and the Trust has adopted and succeeded, pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to the registration statement and prior Rule 24f-2 notices of the Former Trust.

            The Form 24f-2 makes definite registration of 59,546,912 common shares of beneficial interest, $.01 par value per share (the "Shares"), for the Trust's fiscal year ended December 31, 1995, which Shares were issued by the respective series of the Registrant and in the respective classes as listed on Exhibit A attached hereto.

            In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

            (i) the Agreement and Declaration of Trust of the Trust dated May 10, 1995,

            (ii)  the Certificate of Trust of the Trust  dated May 10, 1995,

            (iii) the Certificate of Designation for each series listed on Exhibit A hereto,

            (iv)  the By-laws of the Trust,

            (v) the Agreement and Plan of Reorganization dated as of July 21, 1995 providing for the reorganization of the Former Trust into the Trust,

            (vi) each Post-Effective Amendment under the Securities Act and the Investment Company Act of 1940, as amended, to the Registration Statement of the Trust on Form N-1A, Commission File Nos. 2-99715 and 811-4386, filed with the Commission after December 31, 1994 and prior to the date hereof and the exhibits contained therein,

            (vii) copies of certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares and furnished to us by the Trust,

            (viii) such other agreements, documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers of the Trust or others.

            Members of this Firm are admitted to the practice of law in the State of Delaware, and we express no opinion as to the law of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust have been validly authorized and, assuming certificates therefor have been duly executed and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares were validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Form
24f-2.

                          Very truly yours,

                          /s/ Skadden, Arps, Slate, Meagher & Flom




                                              EXHIBIT A
Series of Van Kampen                                             Shares
American Capital Tax Free Trust                                  Sold
Van Kampen American Capital
  Insured Tax Free Income Fund                                   19,971,014
Van Kampen American Capital
  Tax Free High Income Fund                                       6,902,076
Van Kampen American Capital
  California Insured Tax Free Fund                                1,456,978
Van Kampen American Capital
  Municipal Income Fund                                          28,766,873
Van Kampen American Capital
  Limited Term Municipal Income Fund                                501,641
Van Kampen American Capital
  Florida Insured Tax Free Income Fund                            1,210,712
Van Kampen American Capital
  New Jersey Tax Free Income Fund                                   404,329
Van Kampen American Capital
  New York Tax Free Income Fund                                     333,289